UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

QUANTUM-SI INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Business Park Drive Branford, Connecticut (Address of principal executive offices)	06405 (Zip Code)

Registrant’s telephone number, including area code: (866) 688-7374

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in the Registrant’s Certifying Accountant.

On June 4, 2024, the Audit Committee of the Board of Directors (the “Audit Committee”) of Quantum-Si Incorporated (the “Company”) appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, subject to completion of PwC’s standard client acceptance procedures, for the fiscal year ending December 31, 2024.

On June 4, 2024, the Audit Committee also dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. The audit report of Deloitte on the Company’s consolidated financial statements as of and for each of the two years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of an opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through June 4, 2024, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in its audit reports on the Company’s consolidated financial statements for such years.

During the fiscal years ended December 31, 2023 and 2022 and in the subsequent interim period through June 4, 2024, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as follows:

•
The following material weaknesses in our internal control over financial reporting were disclosed in our 2022 filings with the Securities and Exchange Commission (1) related to inaccurate accounting for the Public Warrants and Private Warrants issued in connection with HighCape’s initial public offering and (2) Legacy Quantum-Si outsourced its accounting and financial reporting to a third-party service provider and did not have its own finance function or finance or accounting professionals that had the requisite experience or were in a position to appropriately perform the supervision and review of the information received from that third-party service provider.

These reportable events were discussed among the Audit Committee and Deloitte. Deloitte has been authorized by the Company to respond fully to the inquiries of PwC, the successor independent registered public accounting firm, concerning these reportable events.

The Company has provided Deloitte with a copy of the above disclosures and has requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of Deloitte’s letter dated June 7, 2024 is attached as Exhibit 16.1 to this report.

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through June 4, 2024, neither the Company nor anyone on its behalf has consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP, dated June 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

	By:	/s/ Jeffry Keyes
	Name:	Jeffry Keyes
	Title:	Chief Financial Officer

Date: June 7, 2024

3